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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 29, 2004

                                  FANSTEEL INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                       1-8676                36-1058780
           --------                       ------                ----------

(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)

                            Number One Tantalum Place
                          North Chicago, Illinois 60064
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (847) 689-4900


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ITEM 5.   OTHER EVENTS.

On June 29, 2004, Waukegan, Inc (WI), sold its only asset consisting of land in Waukegan IL, for $100,000 in cash and the assumption by the buyer of all environmental remediation of the site. The estimated cost of remediation was $1,250,000 to be expended within 9 years. Fansteel Inc. was to fund the cleanup through an unsecured note payable to WI maturing on December 31, 2012. WI is a 100% owned special purpose subsidiary organized as part of the plan of reorganization that was effective January 23, 2004 for the purpose of environmental remediation of the property owned in Waukegan IL. In connection with the sale of this property, the buyer provided a standby letter of credit for $1,250,000 as financial assurance to the City of Waukegan for remediation. As part of the sale, the Department of Justice on behalf of the U.S. Government, pursuant to a settlement agreement, agreed to the buyer's assumption of all of the environmental obligations of WI and the cancellation of the note payable from Fansteel Inc. to WI.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            FANSTEEL INC.

                            By: /s/ R. Michael McEntee
                            --------------------------------------------------
                            Name:   R. Michael McEntee
                            Title:  Vice President and Chief Financial Officer


Dated: July 7, 2004